                                                                    EXHIBIT 10.2

                        SETTLEMENT AND RELEASE AGREEMENT

      THIS SETTLEMENT AND RELEASE AGREEMENT (this "AGREEMENT") is dated as of October 5, 2004, by and among the Debtors (as defined below), and the Creditors' Committee (as defined below, and together with the Debtors, the "PARTIES"); with reference to the following background:

      A. On February 12, 2002, the Original Debtors(1) commenced voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the District of Delaware.

      B. On February 13, 2002, the Bankruptcy Court (the "Court") entered (i) an interim order authorizing the Original Debtors to continue transactions with, and pay pre-petition claims of, nondebtor joint venture affiliates and (ii) an interim order (a) approving cash management system, certain intercompany transactions with nondebtor affiliates and use of existing bank accounts and business forms; (b) granting interim approval of investment and deposit guidelines; and
            (c) according administrative expense status to all post-petition intercompany claims.

      C. On March 15, 2002, Kaiser Center, Inc. and Alwis Leasing LLC (collectively, the "MARCH 15 DEBTORS") commenced voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the District of Delaware.

      D. On July 23, 2002, the Court entered an order, as modified by that certain order of the Bankruptcy Court dated January 15, 2003, authorizing the Debtors, inter alia to continue transactions with, and pay pre-petition claims of, non-debtor joint venture affiliates (the "Final JV Order"). On July 22, 2002, the Court entered an order, as modified by that certain order of the Bankruptcy Court dated January 15, 2003, authorizing the Debtors, inter alia, to continue to use their pre-petition cash management systems and granting super priority administrative expense status to all post-petition intercompany transfers (the "Final Cash Management Order").

      E. On October 29, 2002, the Court entered an order approving a stipulation (the "AJI and KJC Stipulation") by and among the Debtors, U.S. Bank National Association ("U.S. Bank"), as indenture trustee for the Senior Notes, and State Street Bank and Trust ("State Street"), as indenture trustee for the Subordinated Notes.
----------

      (1) Kaiser Aluminum Corporation ("KAC"), Kaiser Aluminum & Chemical Corporation ("KACC"), Kaiser Finance Corporation ("KFC"), Kaiser Alumina Australia Corporation ("KAAC"), Kaiser Aluminum Technical Services, Inc., Kaiser Bellwood Corporation ("Bellwood"), Kaiser Aluminium International, Inc. ("KAII"), Kaiser Micromill Holdings LLC ("KMH"), Kaiser Sierra Micromills, LLC ("KSM"), Kaiser Texas Sierra Micromills, LLC ("KTSM"), Kaiser Texas Micromill Holdings LLC ("KTMH"), Kaiser Aluminum Properties, Inc., Akron Holding Corp., Oxnard Forge Die Company, Inc. and Kaiser Aluminum & Chemical Investment, Inc. (collectively, the "ORIGINAL DEBTORS").

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      F.    On January 14, 2003, Alpart Jamaica, Inc. ("AJI"), Kaiser Jamaica
            Corporation ("KJC"), Kaiser Bauxite Company ("KBC"), Kaiser Aluminum & Chemical of Canada Limited ("KACOCL"), Kaiser Aluminum & Chemical Canada Investment Limited, KAE Trading, Inc., Kaiser Center Properties, Kaiser Export Company and Texada Mines Ltd. (collectively, the "JANUARY 14 DEBTORS") commenced voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the District of Delaware.

      G. The Debtors have each alleged Claims (as defined below) against other Debtors, for amounts arising out of, based upon, or relating to, among other things, the Final Cash Management Order, the Final JV Order and the AJI and KJC Stipulation and pre-petition and post-petition intercompany transfers.

      H. The Parties desire to avoid the cost and uncertainty of prosecution and defense of the alleged Claims, and by this Agreement intend in good faith to resolve all such Claims without the necessity of trial and without admitting any liability, obligation, matter or thing whatsoever other than as expressly stated herein.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, together with other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. DEFINITIONS

      1.1. "ALPART" means Alumina Partners of Jamaica.

      1.2. "ALPART CAPITAL EXPENDITURES" means cash amounts contributed by AJI and KJC to Alpart for capital spending from January 1, 2004 through the date of the Alpart Closing. See Exhibit A for an illustrative example.

      1.3. "ALPART CLOSING" means July 1, 2004, the date of the closing of the sale of the Alpart interests by AJI and KJC and other related assets by KACC, KAII and KBC to Quality Incorporations I Limited, pursuant to the asset purchase agreement dated June 8, 2004 (the "APA").

      1.4. "ALPART INVENTORY" means the change from January 1, 2004 through the Alpart Closing in the value of alumina that would be exchanged by Hydro Aluminum Jamaica a.s. and AJI and KJC, to result in the amounts of alumina inventory at Alpart indirectly owned by Hydro Aluminum Jamaica a.s. and AJI and KJC being in the percentages of 35% and 65%, respectively ("Partnership Ratios"). The value of alumina will be based on the average of the three preceding months' production charges multiplied by the excess or shortfall in tonnage to achieve the Partnership Ratios. See Exhibit B for an illustrative example.

      1.5. "ALPART MODIFIED WORKING CAPITAL" means the change from January 1, 2004 through the Alpart Closing in AJI and KJC's share of current assets (including certain accounts receivable and prepaid expenses) at Alpart less their share of current liabilities (including certain accounts payable, accrued salaries, wages and other accrued liabilities) at Alpart (excluding the

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amounts due to partner accounts, Partner Note and CARIFA Debt). See Exhibit C for an illustrative example.

      1.6. "ALPART NET CASH FLOW" means Alpart Net Profit minus Alpart Capital Expenditures and plus or minus Alpart Working Capital Funding. See Exhibit D for an illustrative example.

      1.7. "ALPART NET PROFIT" means (a) the revenues that would have been generated during the period from January 1, 2004 through the Alpart Closing from the sale of Alpart-sourced alumina (i) by KAII to third parties and (ii) to KACC for use at Anglesey at 12.5% of LME (which sale of Alpart-sourced alumina by KAII under (i) and (ii) shall equal 100% of the alumina sold excluding the Alpart Inventory, and to the extent the Alpart-sourced alumina is not used at Anglesey the revenue will be recorded at actual realized prices) minus (b) 65% of the production charges invoiced to the partners of Alpart minus (c) taxes due and payable by AJI and KJC on the revenues generated from the sale of the Alpart alumina. See Exhibit E for an illustrative example.

      1.8. "ALPART WORKING CAPITAL FUNDING" means the sum of Alpart Inventory and Alpart Modified Working Capital.

      1.9. "ALUMINA CREDITOR SUBCOMMITTEE" means a subcommittee of the Creditors' Committee consisting of U.S. Bank, Pension Benefit Guaranty Corporation (the "PBGC"), Farallon Capital, Law Debenture Trust Company of New York and one holder of Subordinated Notes if one is appointed to the Creditors' Committee and is willing to serve on the Alumina Creditor Subcommittee. The Alumina Creditor Subcommittee's activities shall be governed by the terms of the by-laws of the Creditors' Committee.

      1.10. "ALUMINA REPLACEMENT PURCHASES" means all US dollars advanced (or exchanged into Australian dollars and advanced) by KACC or KAII to KAAC and US dollars paid by KACC or KAII on behalf of KAAC during the period from July 1, 2004 through the QAL Closing related to purchases of alumina (such purchased alumina to be "Replacement Alumina") to satisfy KAII's contracts to supply third parties where such contracts would normally have been supplied with KAAC's alumina from QAL. See Exhibit F for an illustrative example.

      1.11. "APPROVAL ORDER" means the order of the Bankruptcy Court authorizing and approving the terms in this Agreement which shall, inter alia, prohibit substantive consolidation other than in accordance with Section 5 of this Agreement.

      1.12. "BANK ACCOUNT PREFUNDING" means the US dollar equivalent as of June 30, 2004 of the Australian dollar balance on June 30, 2004 in KAAC's bank accounts at Bank of America and National Australia Bank.

      1.13. "BANKRUPTCY COURT" or "COURT" means the United States Bankruptcy Court for the District of Delaware.

      1.14. "BAUXITE FUNDINGS" means all US dollars advanced (or exchanged into Australian dollars and advanced) by KACC to KAAC during the period from July 1, 2004

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through the QAL Closing related to payments of (a) bauxite invoices from third parties and (b) bauxite royalties paid strictly in accordance with past practices. See Exhibit F for an illustrative example.

      1.15. "CARIFA DEBT" has the meaning set forth in the APA.

      1.16. "CLAIM" or "CLAIMS" has the meaning set forth in 11 U.S.C. Section 101(5).

      1.17. "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors which was appointed on February 22, 2002, as such appointment has been amended from time to time.

      1.18. "DEBTORS" means collectively, the Original Debtors, the March 15 Debtors and the January 14 Debtors.

      1.19. "DEBT REPAYMENT FUNDINGS" means all US dollars advanced (or exchanged into Australian dollars and advanced) by KACC to KAAC and US dollars paid by KACC on behalf of KAAC during the period from July 1, 2004 through the QAL Closing related to repayment of principal on the QAL Series X and Series Z Loans. Since there are no required principal repayments due on the QAL Series X and Series Z Loans until July 2005, this amount is expected to be zero. See Exhibit F for an illustrative example.

      1.20. "DIP FINANCING FACILITY" means the debtor-in-possession credit facility, as amended, with Bank of America (the "Agent"), as Agent for itself and the other DIP Lenders which was originally approved by the Bankruptcy Court on a final basis pursuant to an order dated March 19, 2002.

      1.21. "DIP LENDERS" means the lenders who have agreed to make loans pursuant to the DIP Financing Facility.

      1.22. "DIRECT KAAC COST FUNDINGS" means all US dollars advanced (or exchanged into Australian dollars and advanced) by KACC to KAAC and US dollars paid by KACC on behalf of KAAC during the period from July 1, 2004 through the QAL Closing related to payment of miscellaneous direct costs of KAAC, but excluding any items covered in Sections 7.5 and 7.8, paid strictly in accordance with past practices. See Exhibit F for an illustrative example.

      1.23. "EFFECTIVE DATE" means the last day of the month in which the Approval Order becomes a Final Order; provided, however, that the Debtors and the Creditors' Committee may jointly elect in writing to waive the requirement that the Approval Order become a Final Order in which case the Effective Date shall be the last day of the month in which the Debtors and the Creditors' Committee file a notice with the Court declaring the Agreement effective; except that, if the notice is filed with the Court less than two business days prior to the last day of the month, the Effective Date shall be the last day of the next succeeding month.

      1.24. "EXCLUDED CLAIMS" means the Claims described in Sections 4.2, 6.1, 6.2, 6.3, 7.5, 7.6, 7.7, 7.8, 7.10 and 10.1, the KACC/AJI Remaining Claim, the
KACC/KJC Remaining Claim, the AJI/KJC Rights of Reimbursement and the KAAC Rights of Reimbursement.

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

      1.25. "FINAL ORDER" means an order of the Bankruptcy Court as to which no appeal is pending and the applicable time for appeal has passed.

      1.26. "GLENCORE AUCTION FEE" means any fee paid by KACC to Glencore arising from Glencore's obligation under the Agreement to Submit Qualified Bid for QAL Interests, dated September 22, 2004.

      1.27. "GRAMERCY REVENUE BONDS" means the $20 million Parish of St. James, State of Louisiana, Solid Waste Disposal Revenue Bonds (Kaiser Aluminum Project) Series 1992.

      1.28. "INVENTORY FINANCING AGREEMENT" means the Inventory Financing Agreement made between KAAC and KACC effective January 1, 1990 as amended by further agreement effective January 1, 1996.

      1.29. "INTEREST DIFFERENTIAL FUNDINGS" means all US dollars advanced (or exchanged into Australian dollars and advanced) by KACC to KAAC and US dollars paid by KACC on behalf of KAAC during the period from July 1, 2004 through the QAL Closing related to payment to other QAL partners of interest subsidies on QAL Series X and Series Z Loans paid strictly in accordance with past practices. See Exhibit F for an illustrative example.

      1.30. "KAAC TAX FUNDINGS" means all US dollars advanced (or exchanged into Australian dollars and advanced) by KACC to KAAC during the period from July 1, 2004 through the QAL Closing to permit KAAC to pay Australian income taxes, GST, and other taxes. See Exhibit F for an illustrative example.

      1.31. "PARTNER NOTE" means the note given by KACC to Alpart in principal amount of $21,100,000.00 as evidenced by the certain Promissory Note dated May 1, 2001.

      1.32. "QAL" means Queensland Alumina Limited.

      1.33. "QAL CASH CALL FUNDINGS" means all US dollars advanced (or exchanged into Australian dollars and advanced) by KACC to KAAC during the period from July 1, 2004 through the QAL Closing related to cash call notices from QAL for costs associated with tolling fees (including capital spending programs) and costs of shipping bauxite to the refinery paid strictly in accordance with past practices. See Exhibit F for an illustrative example.

      1.34. "QAL CLOSING" means the earlier of the date of the closing of the sale of the QAL interests by KAAC or the effective date of a confirmed standalone plan of reorganization for KAAC.

      1.35. "QAL NET CASH FLOW" means QAL Revenues less: (a) QAL Cash Call Fundings, (b) Bauxite Fundings, (c) KAAC Tax Fundings, (d) Direct KAAC Cost Fundings, (e) Interest Differential Fundings, (f) Debt Repayment Fundings, (g) Alumina Replacement Purchases, (h) the Bank Account Prefunding, (i) the Glencore Auction Fee and (j) any amount payable by KAAC under Section 7.5. See Exhibit F for an illustrative example.

      1.36. "QAL REVENUES" means the revenues generated during the period from July 1, 2004 through the QAL Closing from the sale by KAII to third parties at actual realized prices of

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(a) KAAC's alumina sourced from QAL and (b) Replacement Alumina. Sales under (a)
and (b) shall equal 100% of the QAL alumina sold. Sales under (a) and changes in inventory at QAL shall equal 100% of KAAC's share of QAL production during the period from July 1, 2004 through the QAL Closing. See Exhibit F for an illustrative example.

      1.37. "QAL TRIGGERING EVENT" means (y) a sale of (a) the ownership interests in QAL owned by KAAC and KACC, (b) certain bauxite and alumina inventory held at QAL owned by KAAC and (c) certain contracts, rights and interests relating to QAL (the "QAL Sale") or (z) the effective date of a confirmed separate standalone plan of reorganization for KAAC, which plan provides for cash payments to KACC upon such consummation in the amounts set forth in Section 4.2.c.i, 10.1.c and 10.1.d.

      1.38. "RELEASED CLAIMS" means any and all Claims of a Releasing Party against the party being released, other than Excluded Claims, arising at any time from the beginning of the world to the Effective Date, whether pre- or post-petition, including without limitation, Claims: (a) arising under the Final Cash Management Order, the Final JV Order and the AJI and KJC Stipulation; (b) arising under or related to intercompany transfers; (c) related to the allocation among the Debtors of professional fees and expenses, overhead expenses, or costs relating to the DIP Financing Facility; (d) for contribution, reimbursement or subrogation against a Debtor related to or arising out of Claims of third parties(whether or not affirmatively asserted) against any of the Releasing Parties who are or are alleged to be co-obligors as to such Claims, whether as a result of equity, contract (including guarantees), or statute, including, without limitation, Claims arising as a result of being within the same "controlled group" under the Employment Retirement Income Security Act of 1974 (ERISA); and (e) based upon, relating to, or arising from the negotiation, documentation, and execution of the terms and conditions contained in this Agreement, or any of the documents contemplated by this Agreement.

      1.39. "RELEASED PARTY" or "RELEASED PARTIES" means the Debtor(s).

      1.40. "RELEASING PARTY" or "RELEASING PARTIES" means the Debtor(s).

      1.41. "SENIOR NOTES" means collectively (a) the 9-7/8 % senior notes due 2002 issued under that certain indenture dated as of February 17, 1994, as such indenture has been amended and supplemented from time to time, between KACC, KAAC, AJI, KJC, KFC, KMH, KSM, KTSM, KTMH and Bellwood (collectively, the "Kaiser Note Obligors") and U.S. Bank as successor indenture trustee, (b) the 10-7/8 % Series B senior notes due 2006 issued under that certain indenture dated as of October 23, 1996, as such indenture has been amended and supplemented from time to time, between the Kaiser Note Obligors and U.S. Bank as successor indenture trustee, and (c) the 10-7/8 % Series D senior notes due 2006 issued under that certain indenture dated as of December 23, 1996, as such indenture has been amended and supplemented from time to time, between the Kaiser Note Obligors and U.S. Bank as successor indenture trustee.

      1.42. "SUBORDINATED NOTES" means the 12-3/4 % senior subordinated notes due 2003 issued under that certain indenture dated as of February 1, 1993, as such indenture has been amended and supplemented from time to time, between the Kaiser Note Obligors and Law Debenture Trust Company of New York as successor indenture trustee.

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2. MUTUAL RELEASE OF CLAIMS

      2.1. As of the Effective Date, after giving effect to all of the transactions described in Section 4.1, each of the Releasing Parties hereby forever releases and discharges each of the Released Parties from any and all Released Claims that each such Releasing Party may have against each of the Released Parties.

      2.2. As of the Effective Date, after giving effect to all of the transactions described in Section 4.1, each of the Releasing Parties hereby forever releases and discharges any and all past, present or future officers and directors of all of the Debtors from those Claims, arising at any time from the beginning of the world to the Effective Date, whether pre- or post-petition: (a) arising under the Final Cash Management Order, the Final JV Order and the AJI and KJC Stipulation; (b) arising under or related to intercompany transfers; (c) related to the allocation among the Debtors of professional fees and expenses, overhead expenses, or costs relating to the DIP Financing Facility; (d) based upon, relating to, or arising from the negotiation, documentation, and execution of the terms and conditions contained in this Agreement, or any of the documents delivered to implement this Agreement (collectively, Sections 2.2(a), (b), (c) and (d) constitute the "Released Matters"); and (e) for contribution, reimbursement or subrogation related to or arising out of Claims of third parties concerning the Released Matters (whether or not affirmatively asserted) against any of the Releasing Parties who are or are alleged to be co-obligors as to such Claims, whether as a result of equity, contract (including guarantees), or statute, including, without limitation, Claims arising as a result of being within the same "controlled group" under the Employment Retirement Income Security Act of 1974 (ERISA)(collectively with Sections 2.2(a), (b), (c) and
(d), the "Officer and Director Released Claims").

      2.3. Each of the Parties hereby acknowledges that the term Claim shall be construed broadly.

3. COVENANT NOT TO SUE

      3.1. As of the Effective Date, after giving effect to all of the transactions described in Section 4.1, each Releasing Party hereby covenants not to sue, including seeking any injunctive relief against, any of the Released Parties, based upon, relating to, or arising from, any and all Released Claims that such Releasing Party may have against the Released Parties.

      3.2. As of the Effective Date, after giving effect to all of the transactions described in Section 4.1, each of the Releasing Parties hereby covenants not to sue any and all past or present officers and directors of any of the Debtors, based upon any Officer and Director Released Claims.

      3.3. The Approval Order shall permanently enjoin all Releasing Parties from prosecuting any Released Claims or the Claims released pursuant to Sections 4.2.h., 6.1, and 7.5 of this Agreement against the Released Parties.

4. INTERCOMPANY CLAIMS

      4.1. On the Effective Date, the following will occur:

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      a.    In complete release and discharge of the existing intercompany Claim held by AJI against KAII, KAII will transfer to AJI a portion of the existing intercompany Claim held by KAII against KACC in an amount equal to the intercompany Claim held by AJI against KAII.

      b. In complete release and discharge of the existing intercompany Claim held by KBC against AJI, AJI will transfer to KBC a portion of the intercompany Claim held by AJI against KACC that was transferred to AJI by KAII in Section 4.1.a. in an amount equal to the intercompany Claim held by KBC against AJI.

      c. The intercompany Claim held by AJI against KACC after giving effect to the transactions described in Sections 4.1.a. and 4.1.b shall be offset against the existing intercompany Claim held by KACC against AJI. The net remaining balance of the intercompany Claim held by KACC against AJI (the "KACC/AJI Remaining Claim"), if any, shall remain outstanding until the occurrence of the events described in
            Section 4.2.b.

      d. In complete release and discharge of the existing intercompany Claim held by KJC against KAII, KAII will transfer to KJC a portion of the existing intercompany Claim held by KAII against KACC in an amount equal to the intercompany Claim held by KJC against KAII.

      e. In complete release and discharge of the existing intercompany Claim held by KBC against KJC, KJC will transfer to KBC a portion of the intercompany Claim held by KJC against KACC that was transferred to KJC by KAII in Section 4.1.d. in an amount equal to the intercompany Claim held by KJC against KAII.

      f. The intercompany Claim held by KJC against KACC after giving effect to the transactions described in Sections 4.1.d. and 4.1.e shall be offset against the existing intercompany Claim held by KACC against KJC. The net remaining balance of the intercompany Claim held by KACC against KJC (the "KACC/KJC Remaining Claim"), if any, shall remain outstanding until the occurrence of the events described in
            Section 4.2.b.

      g. In partial release and discharge of the existing intercompany Claim held by Bellwood against KACC (with the balance being released under Section 2 of this Agreement) simultaneously with the payment in accordance with Sections 4.1.h. and 4.1.i., KACC will pay to Bellwood in cash an amount equal to the postpetition intercompany obligation owing by Bellwood to KACOCL immediately prior to the Effective Date.

      h. In partial release and discharge of the existing intercompany Claim held by KACOCL against Bellwood (with the balance being released under Section 2 of this Agreement) simultaneously with the payment in accordance with Sections 4.1.g. and 4.1.i., Bellwood will pay to KACOCL in cash an amount equal to the amount of cash paid by KACC to Bellwood pursuant to Section 4.1.g.

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      i.    In complete release and discharge of the existing intercompany Claim held by KACC against KACOCL, simultaneously with the payment in accordance with Sections 4.1.g. and 4.1.h., KACOCL will pay to KACC in cash an amount equal to the pre- and post-petition intercompany obligation owing by KACOCL to KACC immediately prior to the Effective Date. Of the amount that KACOCL will net pursuant to
            Section 4.1.h. and this Section 4.1.i., $2.5 million will be deemed to be full payment of the amount due to KACOCL from KACC pursuant to
            Section 4.2.g. KACOCL shall retain $2.5 million pursuant to Sections 4.1.h. and 4.1.i. Any amount in excess of $2.5 million shall be transferred by KACOCL to KACC, simultaneously with the payment in accordance with Sections 4.1.g. and 4.1.h.

      4.2. In consideration of the foregoing releases and covenants, the following Claims between the Debtors will be settled and resolved as follows:

      a. At the Alpart Closing, KACC received and retained the cash proceeds allocated to KACC in the amount of $42,549,058.33. In addition, at the Alpart Closing, KACC caused an $11.2 million payment in lieu of alumina (the "Alumina Payment"), as per the terms of the APA, to be deposited in the AJI and KJC owned cash collateral accounts at Bank of America (as described in Section 10.1.b. and in the Seventh Amendment).

      b. Upon the consummation of a plan or plans of reorganization for AJI and KJC:

            i. KACC shall have an allowed superpriority administrative Claim against AJI and KJC (junior only to the superpriority Claims of the DIP Lenders and which shall be deemed to have been granted as of the Effective Date (notwithstanding the reference above to consummation of a plan or plans of reorganization for AJI and KJC) and which shall survive any conversion of the Chapter 11 cases of AJI and/or KJC to Chapter 7 and be entitled to priority in accordance with
                  Section 726(b) of the Bankruptcy Code) in the amount of $22 million or such other greater or lesser amount after giving effect to the adjustment described in Section 6.3 and any credit provided for in Section 7.10 to the extent that AJI and/or KJC paid the PBGC Administrative Claim (the "AJI/KJC Settlement Payment"), in addition to the $42,549,058.33 under
                  Section 4.2.a. In the event that the adjustment described in
                  Section 6.3 and any credit provided for in Section 7.10 to the extent that AJI and/or KJC paid the PBGC Administrative Claim results in a negative adjustment that exceeds $22 million in the aggregate, the excess of such adjustment over $22 million will be deemed to be a credit which shall be applied to the amount owed by KAAC to KACC under Section 4.2.c.i. (the "Excess Credit"). The AJI/KJC Settlement Payment shall be paid pursuant to a Court approved plan or plans of reorganization for AJI and KJC by first transferring the amount of the AJI/KJC Settlement Payment or a portion thereof from the funds, if any, deposited in the AJI/KJC owned cash collateral accounts described in Section 10.1.b. to a KACC owned cash collateral account at Bank of

                  America, as Agent for itself and the other DIP Lenders, as replacement security for the DIP Financing Facility, and then by paying to KACC in cash any amount owed in excess of the amounts deposited in such AJI/KJC owned cash collateral accounts. In addition, AJI and KJC shall pay $2.5 million to KACC upon consummation of a plan or plans of reorganization, if a plan or plans of reorganization for AJI and KJC, acceptable in form and substance to the Creditors' Committee and the Debtors, is/are confirmed and effective on or before January 31, 2005, which date shall be extended to April 30, 2005 if the Debtors file a plan or plans of reorganization for AJI and KJC that contains a proposed resolution of the pending litigation regarding the subordination or lack thereof of the Subordinated Notes' Claims against the guarantors.

            ii. AJI and KJC shall acquire rights of reimbursement against KACC (the "AJI/KJC Rights of Reimbursement") in the amount of any payments made by AJI and KJC pursuant to a plan or plans of reorganization for AJI and KJC to creditors of AJI and KJC which are also creditors of KACC pursuant to any guarantee obligations or otherwise.

            iii. The AJI/KJC Rights of Reimbursement shall be offset against any KACC/AJI Remaining Claim and/or KACC/KJC Remaining Claim, respectively. Any AJI/KJC Rights of Reimbursement remaining after giving effect to the setoff provided by this Section 4.2.b.iii. shall be discharged pursuant to or in connection with the consummation of the AJI/KJC plan of reorganization.

      c.    Upon the consummation of a plan of reorganization for KAAC:

            i. KACC shall have an allowed superpriority administrative Claim against KAAC (junior only to the superpriority Claims of the DIP Lenders and which shall be deemed to have been granted as of the Effective Date(notwithstanding the reference above to consummation of a plan of reorganization for KAAC) and which will survive any conversion of the Chapter 11 case of KAAC to Chapter 7 and be entitled to priority in accordance with
                  Section 726(b) of the Bankruptcy Code) in the amount of $45 million or such other greater or lesser amount after giving effect to the adjustments described in Section 6.2, the Excess Credit provided for in Section 4.2.b.i. and any credit provided for in Section 7.10 (the "KAAC Settlement Payment"). The KAAC Settlement Payment shall be paid pursuant to a Court approved plan of reorganization for KAAC by first transferring the amount of the KAAC Settlement Payment or a portion thereof from the funds, if any, deposited in the KAAC owned cash collateral account described in Sections 10.1.c. and 10.1.d. to a KACC owned cash collateral account at Bank of America, as Agent for itself and the other DIP Lenders, as replacement security for the DIP Financing Facility, and then by paying in cash any amount owed to KACC in excess of the amounts deposited in such KAAC owned cash collateral account.

                  In addition, KAAC shall pay $2.5 million to KACC upon consummation of a plan of reorganization, if the plan of reorganization for KAAC, acceptable in form and substance to the Creditors' Committee and the Debtors, is confirmed and effective on or before March 31, 2005, which date shall be extended until: a) June 30, 2005 if the Debtors file a plan of reorganization for KAAC that contains a proposed resolution of the pending litigation regarding the subordination or lack thereof of the Subordinated Notes' Claims against the guarantors; b) July 31, 2005, if the Debtors enter into a stalking horse agreement to sell the QAL interests with any party other than Comalco Limited and Comalco Aluminium Limited ("Comalco").

            ii. If KAAC makes payments to creditors of KAAC that are also creditors of KACC pursuant to any guarantee obligations or otherwise, the maximum recoveries which can be received by those creditors from KACC on account of the allowed amount of their Claims (which allowed amount of their Claims shall not be reduced by any such payments) shall be reduced by the amount of payments made by KAAC. KAAC shall acquire rights of reimbursement against KACC (the "KAAC Rights of Reimbursement") in the amount of any payments made by KAAC pursuant to a plan of reorganization for KAAC to creditors of KAAC which are also creditors of KACC pursuant to any guarantee obligations or otherwise.

            iii. Based upon the payments that KAAC makes to creditors of KAAC that are also creditors of KACC, the pre-petition intercompany Claims of KACC against KAAC relating to the Inventory Financing Agreement shall be satisfied. This shall be achieved by offsetting the KAAC Rights of Reimbursement against the portion of the pre-petition intercompany Claim of KACC against KAAC relating to the Inventory Financing Agreement. The KAAC Right of Reimbursement remaining after giving effect to the setoff provided in this Section 4.2.c.iii. shall be discharged pursuant to or in connection with the consummation of the KAAC plan of reorganization.

      d. AJI and KJC, pro rata based on their ownership interests in Alpart, shall have allowed superpriority administrative Claims against KBC (junior only to the superpriority Claims of the DIP Lenders and which shall be deemed to have been granted as of the Effective Date and which will survive any conversion of the Chapter 11 case of KBC to Chapter 7 and be entitled to priority in accordance with Section 726(b) of the Bankruptcy Code) in the amount of $5 million. The Parties agree that the net proceeds (the "KBC Net Proceeds") allocable to KBC from the sale of the Debtors' alumina refinery in Gramercy, Louisiana and the Debtors' interests in and related to Kaiser Jamaica Bauxite Company (the "Gramercy/KJBC Interests") shall be $5 million: provided, however, that if a motion to approve this Agreement is filed with the Court before or within ten (10) business days after the United Steelworkers of America, AFL-CIO ratifies proposed modifications to the 1113/1114 agreement that was approved by the

            Court's orders entered on February 5, 2004 and June 1, 2004, the KBC Net Proceeds shall be $4 million, and the remaining net proceeds from the sale of the Gramercy/KJBC Interests, including the $1 million, shall be allocable to KACC. KACC may pay the professional fees and expenses of KBC incurred after July 1, 2004 and prior to the closing of the sale of the Gramercy/KJBC Interests in accordance with the Seventh Amendment. Upon the later of the Effective Date or the closing of the sale of the Gramercy/KJBC Interests, the KBC Net Proceeds (after reimbursement of KACC for any such professional fees and expenses) will be paid to AJI and KJC (pro rata based on the ownership interests of each in Alpart) in satisfaction of AJI and KJC's allowed administrative Claims against KBC, for distribution pursuant to AJI's and KJC's plan or plans of reorganization. In the event that substantially all of the assets of KBC are not sold, AJI and KJC shall receive payment of their allowed administrative Claims in full in cash upon consummation of a plan of reorganization for KBC, unless a motion to approve this Agreement is filed with the Court before or within ten (10) business days after the United Steelworkers of America, AFL-CIO ratifies proposed modifications to the 1113/1114 agreement that was approved by the Court's orders entered on February 5, 2004 and June 1, 2004, in which case AJI and KJC will accept payment of $ 4 million in cash upon consummation of a plan of reorganization for KBC as full payment of their allowed administrative Claims; provided, however, that no such consideration shall be obtained, directly or indirectly, from the proceeds of loans made by the DIP Lenders under the DIP Financing Facility.

      e. All of the proceeds realized from the sale of KACC's interests in Volta Aluminum Company Limited ("Valco") to the Government of Ghana ("GOG") will be retained by KACC. Nothing in this Agreement shall otherwise affect any Court order or Canadian Court order staying the PBGC from seeking to enforce its claims against any Debtor or non-Debtor affiliate of KACC.

      f. The pre-petition intercompany Claim held by KFC against KACC shall be allowed as a valid enforceable pre-petition unsecured Claim in the amount of $1.106 billion and shall receive the same treatment as allowed general unsecured Claims (excluding retiree medical Claims) under any plan of reorganization for KACC.

      g. Upon the consummation of a plan of reorganization for KAAC and the receipt by KACC of the KAAC Settlement Payment, KACC will pay KACOCL $2.5 million in cash less any amounts deemed paid by KACC to KACOCL pursuant to Section 4.1.i.

      h. The treatment described herein will be in full satisfaction and resolution of any and all Claims between the Debtors as of the Effective Date, whether arising pre-petition or post-petition, except as otherwise provided in this Agreement.

5. SUBSTANTIVE CONSOLIDATION OF ESTATES

      5.1. None of the estates of any of the Debtors shall be substantively consolidated under any plan of reorganization, order of the Court or otherwise, except that (a) the estates of KACC and Bellwood, (b) the estates of KACC and KAC, and (c) the estates of AJI and KJC may be substantively consolidated pursuant to a plan or plans of reorganization for such Debtors confirmed by the Court.

      5.2. Notwithstanding the foregoing, additional Debtors (excluding KAAC, AJI, KJC, KBC, KFC, KACOCL and KAII) may be substantively consolidated with KACC pursuant to a plan of reorganization for KACC confirmed by the Court if, prior to such substantive consolidation, (a) the total amount of allowable administrative and priority Claims, as estimated by the Debtors and the Creditors' Committee, against such additional Debtors does not exceed $100,000 in the aggregate (excluding the Claims of the PBGC) and the total amount of allowable pre-petition unsecured Claims, as estimated by the Debtors and the Creditors' Committee, against such additional Debtors does not exceed $7,500,000 in the aggregate (excluding the Claims of the PBGC, the Claims relating to the Senior Notes and the Claims relating to the Subordinated Notes); and (b) the liquidation value of the assets of each such additional Debtor is less than $1 million.

      5.3. Notwithstanding sections 5.1 and 5.2, additional Debtors may be substantively consolidated with the consent of the Creditors' Committee.

6. FINAL CASH MANAGEMENT AND FINAL JV ORDERS

      6.1. The Approval Order shall provide for the termination, effective on the Effective Date, of the grant of any superpriority Claim under the Final Cash Management Order and the Final JV Order for any transfers occurring between the Debtors on or after the Effective Date (other than described in Sections 4.2, 6.2, 6.3, 7.5, 7.6, 7.7, 7.8, 7.10 and 10.1). The Debtors shall be authorized to continue to use any common cash management systems but, except as provided in this Section and Sections 6.2, 6.3, 7.5, 7.6, 7.7, 7.8, 7.10 and 10.1 below, no
Claims shall arise from the use of the common cash management system or any other post-Effective Date transfers (of goods or services) among the Obligors (as defined in the DIP Financing Facility). Notwithstanding the foregoing provisions of this Section 6.1, intercompany payables and receivables shall be recorded in accordance with past practice for all relevant tax and accounting purposes with respect to all transactions occurring between and among the Debtors from and after the Effective Date; provided, however, except as otherwise provided herein, such intercompany payables and receivables will not be taken into account in determining creditor recoveries, including for purposes of valuing any Debtor or determining the amount of distributions to be made to any creditor, nor will there be any consideration distributed on account of such intercompany payables and receivables pursuant to a plan or plans of reorganization for the Debtors. Any post-Effective Date transfers between any of the Obligors and any other Debtors who are not Obligors or KAAC, KFC, AJI and/or KJC shall be done at arms-length and consistent with the DIP Financing Facility.

      6.2. Upon entry of the Approval Order, the Final Cash Management Order and the Final JV Order shall be modified with respect to KAAC to include a provision requiring the approval of the Creditors' Committee (i) of any modifications to any current material agreements between KAAC and any third party, (ii) before KAAC enters into any new material agreement with any third party, or (iii) of any transactions between KAAC and any other Debtors outside the ordinary course of business or on terms more favorable than those offered to third parties. For purposes of this Section, any "material" agreement includes an agreement for the purchase or sale of goods or services with a cost in excess of $100,000. Notwithstanding the foregoing, the Debtors and the Creditors' Committee may make adjustments to the QAL Net Cash Flow that are mutually acceptable to the Parties, with the consent of the DIP Lenders. Any positive QAL Net Cash Flow which is not held by KAAC at the time of the QAL Closing shall be offset against KAAC's payment obligation to KACC described in Section 4.2.c. If KAAC repays the Glencore Auction Fee through the QAL Net Cash Flow, such repayment shall satisfy KAAC's obligations under paragraph three of the order entered by the Court on September 28, 2004 approving the Glencore Auction Fee. In the event that the QAL Net Cash Flow is less than zero, which negative QAL Net Cash Flow is financed by KACC or any other Obligors under the DIP Financing Facility, KAAC shall (a) make a payment to KACC in the amount of the remaining balance of the Glencore Auction Fee in full in cash at the time of the QAL Closing from proceeds of the QAL Sale and (b) make a payment to KACC in the amount of such negative QAL Net Cash Flow excluding the Glencore Auction Fee upon the effective date of a confirmed plan of reorganization for KAAC. In the event that the Debtors and the Creditors' Committee cannot agree upon the calculation of QAL Net Cash Flow, the Debtors and the Creditors' Committee agree that either may submit the dispute to BDO Seidman LLP ("BDO"), which shall resolve the dispute and whose decision shall be final and binding upon the Parties. The Party submitting such dispute for resolution to BDO shall concurrently notify the other Party of such submission. Within 10 days thereafter each Party shall furnish to BDO and the other Party any information it wishes BDO to consider in making its determination. The Parties agree to request that BDO make its determination within 30 days of the initial submission of the dispute and agree to afford BDO reasonable access to such information and otherwise to cooperate with BDO as BDO may request in order to facilitate prompt resolution of the dispute. In the event BDO declines to act in respect of such dispute, the Parties shall promptly agree on a substitute accounting firm to which to submit the dispute.

      6.3. The positive Alpart Net Cash Flow shall be offset against AJI and KJC's payment obligations to KACC described in Section 4.2.b. Notwithstanding the foregoing, the Debtors and the Creditors' Committee may make adjustments to the Alpart Net Cash Flow that are mutually acceptable to the Parties.

7. POST-EFFECTIVE DATE CASE ADMINISTRATION

      7.1. The Debtors will continue to provide each other with such assistance as may reasonably be requested by any of them in connection with the completion and filing of any governmental form, preparation of any tax return, any audit or other examination by any taxing authority, any judicial or administrative proceedings related to liability for taxes, or the defense or prosecution of any Claim, for which another Debtor possesses relevant information. Each Debtor will retain and provide the others with any records or information that may be relevant to such return, audit, examination, proceeding or determination. No reimbursement shall be permitted for any assistance provided under this Section, except as described in Section 7.5.

      7.2. The Debtors have entered into an asset purchase agreement with Comalco for the sale of the QAL interests, dated September 22, 2004, and an agreement with Pegasus Queensland Acquisition Pty Limited ("Pegasus") whereby Pegasus will submit a Qualified Overbid, dated September 22, 2004. The Creditors' Committee and its members expressly reserve their respective rights to object to the approval of the sale of the QAL interests (but the Creditors' Committee has no objection to the approval of the bidding procedures and the fees being sought in connection with the asset purchase agreement with Comalco and the agreement with Pegasus so long as both agreements are approved by the Court) pursuant to the agreement with Comalco, the agreement with Pegasus or otherwise. The Debtors will not enter into any other agreement, or seek authorization from the Court (other than with respect to the aforementioned agreements with Comalco and Pegasus), to sell KAAC's ownership interest in QAL unless the Alumina Creditor Subcommittee shall have consented to the Debtors' entry into such agreement or request for such authorization from the Court, unless a Default (as defined in the DIP Financing Facility) or an Event of Default (as defined in the DIP Financing Facility) has occurred and is continuing.

      7.3. KAAC, KFC, AJI and KJC will file plans of reorganization acceptable in form and substance to the Debtors and the Creditors' Committee (which must include provisions for payments required to be made pursuant to this Agreement) and the Creditors' Committee and the Debtors will cooperate so that such plans of reorganization may be filed and confirmed as expeditiously as possible. The Debtors agree that they will file such plan or plans of reorganization, in a form and substance acceptable to the Debtors and the Creditors' Committee, for KAAC, KFC AJI and KJC within ten business days after (a) approval of this Agreement by the Court and the Alpart Closing and the QAL Closing, respectively, or (b) such earlier date after the execution of the Agreement as the Creditors' Committee shall direct in writing (which date shall be no earlier than thirty-five days after the filing of a motion seeking Court approval of the Agreement). In the event the Debtors fail to file the plan or plans of reorganization with respect to KAAC, KFC, AJI and/or KJC in accordance with the preceding sentence (including by reason of an inability of the Debtors and the Creditors' Committee to agree upon the terms of a plan or plans of reorganization), the exclusivity period for such Debtor(s) shall automatically terminate. The Creditors' Committee and the Debtors will cooperate so that plans of reorganization may be filed for KAC, KACC and the other Debtors and confirmed as expeditiously as possible.

      7.4. The proceeds of the Alpart sale allocable to AJI and KJC in the aggregate amount of $264,668,660.41 are on deposit in segregated escrow accounts for the benefit of the creditors of AJI and KJC (subject, however, to the provisions of Section 10.1.b.), which will be blocked accounts, pending confirmation of a plan or plans of reorganization for AJI and KJC.

      7.5. Except as expressly provided below, KACC will pay all of the costs relating to the administration of all of the Debtors' bankruptcy cases, including, but not limited to, professional fees, the fees and expenses associated with the DIP Financing Facility and all corporate overhead. Except as provided in the DIP Financing Facility, none of the other Debtors will be responsible for any such costs and none of these costs will be allocated or charged to the estates of the other Debtors, provided, however, that:

      a. In the event that there are any third party costs (including consulting fees and expenses paid to Joe Bonn) that are incurred solely in connection with the administration of the bankruptcy cases of AJI, KJC, KBC, KFC and/or KAAC and which are incurred after June 30,

2004 (excluding all success fees of any financial advisors or any monthly fees creditable against any such success fees, which fees are addressed in Section
7.8 below), such costs shall be charged to AJI, KJC, KBC, KFC or KAAC, as applicable, and will be paid by such estate or estates (except that such amounts may be paid by KACC in its sole discretion and reimbursed by such estate or estates in accordance with the terms of the Seventh Amendment and any such fees incurred by KBC prior to the closing of the sale of the Gramercy/KJBC Interests which were not paid prior to the payment of AJI and KJC's allowed administrative Claims against KBC shall be paid by AJI and KJC) and shall not be included in the Carve-out (as defined in the DIP Financing Facility). Notwithstanding the foregoing, AJI and KJC shall pay all foreign taxes, transfer taxes and recording fees payable by AJI and KJC as a result of the sale of the interests in Alpart and KAAC shall pay all foreign taxes, transfer taxes and recording fees payable by KAAC as a result of the QAL Sale. AJI, KJC, KBC, KFC and/or KAAC shall also pay all foreign taxes payable by each such Debtor, whether for current or prior tax years, and KAAC shall pay any amount determined to be payable to the purchaser of the QAL interests in respect of any indemnity or other claims of such purchaser under the asset purchase agreement. KAAC shall pay 50% of the fees and expenses of BDO incurred in connection with the services described in section 6.2.

      b. In respect of corporate business unit overhead, beginning July 1, 2004 and continuing until the earlier of consummation of a plan of reorganization for KAAC or the QAL Closing, KACC may charge KAAC each month, and KAAC shall pay, amounts pursuant to the Cost Reimbursement Agreement between KACC and KAAC, dated as of January 1, 1994 and amended effective January 1, 2004. However, the amounts to be paid by KAAC pursuant to Section 7.5.b. shall not exceed $200,000 per month.

      7.6. The consolidated net operating losses and any other tax attributes of the Debtors will be utilized in accordance with applicable law to the fullest extent possible to reduce the tax liabilities resulting from the sale of the interests in Alpart and QAL. No intercompany tax receivable or intercompany tax payable will result from such utilization of the consolidated net operating losses or any other tax attributes of the Debtors. KAAC will pay any alternative minimum tax due as a result of the sale of the Alpart interests and the sale of the QAL interests.

      7.7. On the Effective Date or, in the case of fees and expenses that are subject to dispute, two business days following the consensual resolution of such dispute or a ruling on such dispute by the Bankruptcy Court, KACC shall pay, in cash, the reasonable fees and expenses of each of the members of the Creditors' Committee (including indenture trustee fees and the fees and expenses of counsel of such members) incurred in connection with the negotiation, execution and approval of the settlement contained in this Agreement and this Agreement. The Debtors reserve their right to challenge the reasonableness of any such fees or expenses.

      7.8. AJI and KJC (unless the plan or plans of liquidation provide otherwise) and KAAC shall be jointly and severally liable for and agree to pay:

      a. Lazard Freres & Co., LLC ("Lazard") Restructuring Fee. As set forth in the Application for Order under 11 U.S.C. Sections 327(a) and 328(a) and Fed. R. Bankr. P. 2014(a) and 2016 Authorizing Employment and Retention of Lazard Freres & Co. LLC as Financial Advisors and Investment Bankers for Debtors-in-Possession, Nunc Pro Tunc to the Petition Date and the exhibits thereto (the "Lazard Application") and approved by Court order dated March 19, 2002 (the "Lazard Order"), Lazard is entitled to the greater amount of a Restructuring Fee (equal to $7.0 million) or a Business Combination Fee, minus certain credits for monthly fees. AJI, KJC and KAAC shall be jointly and severally liable for, and agree to pay, any amounts by which the aggregate amount of the Business Combination Fee exceeds $7.0 million (before any crediting of the monthly fees), minus a $250,000 credit for the fees relating to the sale of the Debtors' alumina refinery in Gramercy, Louisiana and the Debtors' interests in and related to Kaiser Jamaica Bauxite Company and excluding any Business Combination Fee payable as a result of the sale of the Debtors' interest in Anglesey and any further sales of assets by KACC, Bellwood and/or KACOCL.

      b. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") Transaction Fee. As set forth in the Official Committee of Unsecured Creditors' Application for Order Authorizing the Employment, Nunc Pro Tunc, to February 28, 2002, of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. as Financial Advisor Pursuant to Sections 328 and 1103(a) of the Bankruptcy Code and the exhibits thereto (the "Houlihan Application") and approved by Court order dated May 7, 2002 (the "Houlihan Order"), Houlihan is entitled to a Transaction Fee, minus certain credits for monthly fees. AJI, KJC and KAAC shall be jointly and severally liable for and agree to pay, after applicable crediting for the monthly fees as set forth in the Houlihan Application and required by the Houlihan Order, any amount of the Transaction Fee that exceeds $5.0 million.

      7.9 Nothing contained herein shall preclude KACC's rights to sell any or all of its remaining assets and KACC expressly reserves all of its rights to sell any such assets.

      7.10 KACC shall be responsible for paying the PBGC's allowed administrative Claim (the "PBGC Administrative Claim") in full and in cash. KACC agrees that it will make such payment upon the earlier of consummation of a plan of reorganization for KACC or consummation of a plan of reorganization for KAAC (the "PBGC Payment Date"). In the event that such payment is not timely made by KACC, and KAAC, AJI and/or KJC must pay the PBGC Administrative Claim in whole or in part, AJI and/or KJC may, at their election, and KAAC shall, credit the amount of such payment against any amounts owed to KACC under Section 4.2.b.i. of this Agreement or Section 4.2.c.i. of this Agreement, as applicable, and to the extent that such payment shall exceed the amounts owed to KACC, such excess amount shall be paid by KACC to KAAC. KAAC, AJI and/or KJC may demand payment from KACC of such amount, which payment shall be made within five (5) business days of receipt of such demand, with interest accruing at the rate of 12% per annum from and after the PBGC Payment Date. If KACC is still in federal bankruptcy proceedings, KAAC, AJI and/or KJC, as applicable, shall have allowed superpriority administrative Claims against KACC (junior only to the superpriority Claims of the DIP Lenders and which will survive any conversion of the Chapter 11 case of KAAC to Chapter 7 and be entitled to priority in accordance with Section 726(b) of the Bankruptcy Code) in the amount of such payment, together with interest at the rate of 12% per annum.

8. RETIREE MEDICAL SETTLEMENT

      8.1 The Creditors' Committee supports the amended and restated 1113/1114 settlement with the United Steelworkers of America, AFL-CIO.

9. CONDITIONS TO EFFECTIVENESS

      9.1. The agreements and releases set forth in this Agreement shall not be effective unless and until each of the following conditions is satisfied:

      a.    The Court shall have entered the Approval Order.

      b. The DIP Financing Facility shall have been amended by the Seventh Amendment in a manner satisfactory to the Creditors' Committee, and the Seventh Amendment must have been approved by the Court. The terms of this Agreement shall have been consented to by the DIP Lenders.

      c. The Approval Order shall be a Final Order; provided, however, that the Debtors and the Creditors' Committee may agree to waive this condition.

10. DIP FINANCING FACILITY MODIFICATIONS

      10.1. Notwithstanding anything in this Agreement to the contrary:

      a. The DIP Lenders shall consent to the sale of Alpart, QAL, Valco and the Gramercy/KJBC Interests, subject to certain conditions being satisfied as set forth in the Seventh Amendment to the DIP Financing Facility (the "Seventh Amendment"). The Seventh Amendment shall contain all of the modifications described herein and certain other modifications and provisions which are not described herein. In the case of any inconsistency between this Agreement and the Seventh Amendment, the terms of the Seventh Amendment shall control.

      b. Until the Effective Date, the DIP Lenders and the Agent will retain all of their existing rights under the guaranty by AJI and KJC (the "AJI/KJC Guaranty") and shall have a perfected first priority security interest in the net cash proceeds from the sale of Alpart and a superpriority Claim against KACC, AJI and KJC with respect to such cash proceeds and distributions (the "Alpart Collateral"). After (i) the Alpart Closing and (ii) the Effective Date have both occurred, the Alpart Collateral will be capped at $48 million plus any interest earned thereon, $28 million of which has been paid to KACC and deposited in a KACC-owned cash collateral account at Bank of America, as Agent for itself and the other post-petition lenders under the DIP Financing Facility, subject to application to repay any outstanding loans and to KACC's right to withdraw the balance of such amounts as long as the conditions for borrowing under Section
            7.4 of the DIP Financing Facility have been satisfied at the time of withdrawal (the "KACC Available Amount"). The first $20 million of the Alpart Collateral (which will include the Alumina Payment) (the "Alpart Cash Collateral Payment") has been deposited by the purchaser of Alpart in AJI and KJC owned cash collateral accounts at Bank of America, as Agent for itself and the other post-petition lenders under the DIP Financing Facility, and may not be withdrawn by AJI, KJC or KACC until the termination of the DIP Financing Facility and the indefeasible payment in full in cash of all of the obligations under the DIP Financing Facility (such funds may be withdrawn by Agent for the benefit of the DIP Lenders at any time after a Default or Event of Default under the DIP Financing Facility). The Agent and the DIP Lenders will have a perfected first priority lien on these funds and all interest, earnings and proceeds thereof. To the extent that funds are transferred from the AJI/KJC cash collateral accounts to an account owned by KACC in accordance with Section 4.2.b.i. hereof, Bank of America, as Agent for itself and the other DIP Lenders under the DIP Financing Facility, shall retain a first priority security interest in the transferred funds and AJI and KJC will have a perfected silent second lien on these funds. After termination of the DIP Financing Facility and indefeasible payment in full of the DIP Financing Facility, AJI/KJC shall receive any and all interest generated by holding these monies in the AJI/KJC owned cash collateral accounts with respect to any funds that are returned to AJI/KJC. The remaining proceeds of the Alpart sale after making these deposits will be held in escrow separately for the benefit of the creditors of AJI/KJC (other than the Agent and the DIP Lenders).

      c. Until the Effective Date, the DIP Lenders and the Agent will retain all of their existing rights under the guaranty by KAAC (the "KAAC Guaranty") and shall have a perfected first priority security interest in the net cash proceeds from the sale of QAL and a superpriority Claim against KACC and KAAC with respect to such cash proceeds and distributions (the "QAL Proceeds Collateral"). After the Effective Date occurs, but before the occurrence of a QAL Triggering Event, the Agent and the DIP Lenders' recourse under the KAAC Guaranty will be capped at $40 million. Upon the occurrence of
            (i) the Effective Date and (ii) the QAL Sale, $40 million of QAL Proceeds Collateral will be paid from the purchaser of the QAL interests to a KAAC-owned cash collateral account at Bank of America, as Agent for itself and the other DIP Lenders, and may not be withdrawn by KAAC or KACC until the termination of the DIP Financing Facility and the indefeasible payment in full in cash of all of the obligations under the DIP Financing Facility (such funds may be withdrawn by Agent for the benefit of the DIP Lenders at any time after a Default or Event of Default under the DIP Financing Facility) . The Agent and the DIP Lenders will have a perfected first priority lien on these funds and all interest, earnings and proceeds thereof. To the extent that funds are transferred from the KAAC cash collateral account to an account owned by KACC in accordance with Section 4.1.c.i. hereof, Bank of America, as Agent for itself and the other DIP Lenders under the DIP Financing Facility, shall retain a first priority security interest in the transferred funds and KAAC will have a perfected silent second lien on these funds. After termination of the DIP Financing Facility and indefeasible payment in full of the DIP Financing Facility, KAAC shall receive any and all interest generated by holding these monies in the KAAC owned cash collateral accounts with respect to any funds that are returned to KAAC. The remaining proceeds of the QAL Sale after making these deposits will be held in escrow separately for the benefit of the creditors of KAAC (other than the Agent and the DIP Lenders).

      d. Upon the occurrence prior to a QAL Sale of (i) the Effective Date and (ii) the effective date of a confirmed standalone plan of reorganization for KAAC, $40 million of cash from KAAC that is not obtained directly or indirectly from the proceeds of loans made by the DIP Lenders under the DIP Financing Facility will be paid to a KAAC-owned cash collateral account at Bank of America, as Agent for itself and the other DIP Lenders, and may not be withdrawn by KAAC or KACC until the termination of the DIP Financing Facility and the indefeasible payment in full in cash of all of the obligations under the DIP Financing Facility (such funds may be withdrawn by Agent for the benefit of the DIP Lenders at any time after a Default or Event of Default under the DIP Financing Facility). The Agent and the DIP Lenders will have a perfected first priority lien on these funds and all interest, earnings and proceeds thereof. To the extent that funds are transferred from the KAAC cash collateral account to an account owned by KACC in accordance with Section 4.1.c.i hereof, Bank of America, as Agent for itself and the other DIP Lenders under the DIP Financing Facility, shall retain a first priority security interest in the transferred funds and KAAC will have a perfected silent second lien on these funds. After termination of the DIP Financing Facility and indefeasible payment in full of the DIP Financing Facility, KAAC shall receive any and all interest generated by holding these monies in the KAAC owned cash collateral accounts with respect to any funds that are returned to KAAC.

      e. At all times, the minimum cash collateral must be $60 million combined for the Alpart Collateral (excluding the KACC Available Amount) and QAL Proceeds Collateral; provided that after the Alpart Closing but before the occurrence of a QAL Triggering Event, the minimum collateral shall consist of (i) the Alpart Cash Collateral Payment and (ii) the KAAC Guaranty.

      f. Upon the termination of the DIP Financing Facility and the indefeasible payment in full in cash of all of the obligations under the DIP Financing Facility, the funds maintained in the cash collateral accounts at Bank of America, as Agent for itself and the other DIP Lenders, under the DIP Financing Facility, described in:
            (i) Section 10.1.b. (excluding the KACC Available Amount) that have not been utilized by the Agent to pay off the DIP Financing Facility after the occurrence of a Default or an Event of Default under the DIP Financing Facility shall be utilized to pay the AJI/KJC Settlement Payment to KACC or, in the case where there is an Excess Credit or a credit under Section 7.10, to pay the KAAC Settlement Payment to KACC, and the balance of the funds shall be remitted to AJI and KJC; and (ii) Sections 10.1.c. and 10.1.d. that have not been utilized by the Agent to pay off the DIP Financing Facility after the occurrence of a Default or an Event of Default under the DIP Financing Facility shall be utilized to pay the KAAC Settlement Payment to KACC and the balance of the funds shall be remitted to KAAC.

      g. AJI, KJC and/or KAAC shall have an allowed superpriority administrative Claim or Claims against KACC (junior only to the superpriority Claims of the DIP Lenders which will survive any conversion of the Chapter 11 case of KACC to

            Chapter 7 and be entitled to priority in accordance with Section 726(b) of the Bankruptcy Code) in the amount of any QAL Proceeds Collateral or Alpart Collateral which would be payable to AJI, KJC and/or KAAC after payment of the AJI/KJC Settlement Payment and the KAAC Settlement Payment that has been applied by the Agent or the DIP Lenders after the occurrence of a Default or Event of Default to the payment of the Obligations (as defined in the DIP Financing Facility) to the extent of any such offset. Such superpriority administrative Claim or Claims shall be capped at $55 million. In the event that such superpriority administrative Claim or Claims cannot be paid at the time of consummation of plan of reorganization for KACC (due to insufficient liquid assets of KACC), such superpriority administrative Claim or Claims shall be paid no later than eighteen months after consummation of such plan of reorganization, at which time such superpriority administrative Claim or Claims shall be paid in full together with interest at the rate of 12% per annum.

      h. Neither KACC nor any other Obligor shall make any Debt Repayment Fundings prior to July, 2005.

      i. If the DIP Financing Facility has been indefeasibly paid in full and the Commitments (as defined in the DIP Financing Facility) shall have terminated, Section 10.1 shall be null and void and shall be of no force and effect, except for any Claims, liens and rights granted to AJI, KJC and/or KAAC in section 10.1 which shall survive and remain in full force and effect.

11. DISCLAIMER OF ALL REPRESENTATIONS AND WARRANTIES

      11.1. Except as provided in Section 11.2, the Parties make no representations or warranties to the other Parties, whether express or implied or by operation of law of otherwise. No other agreements or understandings between or among any of the other Parties relating to the disputes referred to and compromised by this Agreement exist except as set forth in this Agreement or the Approval Order. Each Party acknowledges that it has (a) not relied upon any statement, representation or warranty, express or implied, by any other entity, person or Party not expressly set forth herein in deciding to execute this Agreement and make the releases provided herein, and (b) entered into this Agreement based upon its own judgment, opinions, knowledge and conclusions.

      11.2. The Debtors represent and warrant to the Creditors' Committee that they have disclosed to the Creditors' Committee all known material liabilities of each Debtor. The Creditors' Committee acknowledges that it has had access to and has reviewed the schedules filed by the Debtors with the Court, the Claims database maintained by Logan & Co. for the Debtors, monthly operating reports filed by the Debtors with the Court, and Securities and Exchange Commission filings.

      11.3. Nothing in this agreement shall affect, limit, impair or discharge any guarantee of the Senior Notes, the Subordinated Notes or the Gramercy Revenue Bonds issued by a Debtor, to the extent the holders of Senior Notes, the Subordinated Notes or the Gramercy Revenue Bonds hold a valid guarantee Claim against a Debtor.

12. APPLICABLE LAW/JURISDICTION

      12.1. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The Court shall have exclusive jurisdiction to resolve any disputes regarding the interpretation or implementation of this Agreement.

13. BINDING AGREEMENT

      13.1 The terms and conditions of this Agreement shall be binding on all Parties to this Agreement and any and all parties receiving notice of the motion seeking entry of the Approval Order.

14. ENTIRE AGREEMENT; COUNTERPARTS; AND HEADINGS

      14.1. This Agreement constitutes the entire agreement among the Parties and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings of the Parties, whether oral, written, or implied, as to the subject matter hereof. No supplement, modification, or amendment of this Agreement, or the Approval Order, or waiver of rights hereunder shall be binding unless executed in writing by the Party affected thereby.

      14.2. This Agreement may be executed in two or more counterparts, in which case this Agreement shall include each such executed and delivered counterpart, each of which shall be deemed to be a part of a single instrument. This Agreement may be executed and delivered by facsimile.

      14.3. The Section headings appearing herein are for convenience and reference and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provisions of this Agreement.

15. AMENDMENT; WAIVER

      15.1. Except as provided otherwise herein, this Agreement may not be amended, nor may any rights or breach hereunder be waived, except by an instrument in writing signed by the parties hereto.

      IN WITNESS WHEREOF, the parties have caused this Settlement and Release Agreement to be executed as of the day and year first above written.

                      KAISER ALUMINUM CORPORATION

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINUM & CHEMICAL CORPORATION

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER FINANCE CORPORATION

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINA AUSTRALIA CORPORATION

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINUM TECHNICAL SERVICES, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER BELLWOOD CORPORATION

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINUM INTERNATIONAL, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER MICROMILL HOLDINGS LLC

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER SIERRA MICROMILLS, LLC

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER TEXAS SIERRA MICROMILLS, LLC

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER TEXAS MICROMILL HOLDINGS, LLC

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINUM PROPERTIES, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      AKRON HOLDING CORP.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      OXNARD FORGE DIE COMPANY, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINUM & CHEMICAL INVESTMENT, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title:    Vice President

                      KAISER CENTER, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      ALWIS LEASING LLC

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      ALPART JAMAICA, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER JAMAICA CORPORATION

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER BAUXITE COMPANY

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINUM & CHEMICAL OF CANADA LIMITED

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER ALUMINUM & CHEMICAL OF CANADA INVESTMENT LIMITED

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAE TRADING, INC.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER CENTER PROPERTIES

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      KAISER EXPORT COMPANY

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      TEXADA MINES, LTD.

                      By:  /s/ Edward F. Houff
                           -------------------------
                           Name:  Edward F. Houff
                           Title: Vice President

                      CREDITORS' COMMITTEE

                      By: By:/s/ Lisa G. Beckerman
                             -----------------------
                          Name: Lisa G. Beckerman
                          Title: Counsel